SECURITY INCOME FUND
FILE NO. 811-2120
CIK NO. 0000088498

                         Report of Independent Auditors

To the Board of Directors

Security Income Fund - Security Capital Preservation Fund

In planning and  performing  our audit of the  financial  statements of Security
Capital Preservation Fund (the "Fund") for the year ended September 30, 2002, we considered its internal control,  including control  activities for safeguarding securities,  in order to determine  our auditing  procedures  for the purpose of expressing  our  opinion  on the  financial  statements  and to comply  with the requirements of Form N-SAR, not to provide assurance on internal control.

The  management of the Fund is  responsible  for  establishing  and  maintaining internal control. In fulfilling this responsibility,  estimates and judgments by management  are  required to assess the expected  benefits and related  costs of controls.  Generally,  controls  that are  relevant  to an audit  pertain to the entity's objective of preparing financial  statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States.  Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent  limitations in internal  control,  error or fraud may occur and not be detected.  Also,  projection of any evaluation of internal control to future periods is subject to the risk that it may become  inadequate  because of changes in conditions or that the  effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in  internal   control  that  might  be  material   weaknesses  under  standards
established  by the  American  Institute  of  Certified  Public  Accountants.  A
material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk  that  misstatements  caused  by error or fraud in  amounts  that  would be material in relation to the financial statements being audited may occur and not be  detected  within a timely  period  by  employees  in the  normal  course  of performing  their assigned  functions.  However,  we noted no matters  involving
internal  control  and  its  operation,   including  controls  for  safeguarding
securities,  that we consider to be material  weaknesses  as defined above as of
September 30, 2002.

This report is intended solely for the information and use of management and the
Board of Directors of Security Capital  Preservation Fund and the Securities and
Exchange  Commission  and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 13, 2002